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                                                                     Exhibit 5.1


                                     July 8, 1998

CapRock Communications Corp.
Two Galleria Tower, Suite 1925
13455 Noel Road
Dallas, Texas 75240

Gentlemen:

     We have acted as counsel to CapRock Communications Corp., a Texas corporation (the "Company"), and IWL Communications, Incorporated, a Texas corporation ("IWL"), in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the Agreement and Plan of Merger and Plan of Exchange (the "Agreement"), dated as of February 16, 1998, by and among IWL, the Company, IWL Acquisition Corp., CapRock Telecommunications Corp. ("Telecommunications"), CapRock Acquisition Corp., and CapRock Fiber Network, Ltd. Pursuant to the Agreement, the Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (the "Registration Statement") in connection with the issuance of shares of common stock, par value $.01 per share, of the Company ("Common Stock"). The Registration Statement contains the Joint Proxy Statement of IWL and Telecommunications and the Prospectus with respect to the Common Stock (the "Joint Proxy/Prospectus").

     In our capacity as counsel to the Company and IWL and for the purpose of rendering the opinions hereinafter expressed, we have relied solely upon the documents, certificates and other items described on Exhibit A attached hereto and have made no other investigation or inquiry. In delivering this opinion, we have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of statements and certificates submitted to us by officers and representatives of the Company

     Based solely upon the foregoing, and subject to the qualifications, limitations, and assumptions set forth below, we are of the opinion that the shares of Common Stock to be issued pursuant to the Registration Statement have been duly authorized and, when issued as contemplated by the Agreement, will be validly issued, fully paid and nonassessable.

     The opinion set forth above is limited to the substantive laws of the State of Texas and no opinion is expressed herein as to matters governed by any other law.

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CapRock Communications Corp.
July 8, 1998
Page 2


     This opinion is rendered solely to you in connection with the foregoing matters. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person (other than any shareholder of the Company) without our prior written consent.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and also to the use of our name in the Registration Statement and the prospectus that is deemed to be a part thereof under the caption "Legal Matters" as having passed upon certain legal matters in connection with the shares of Common Stock to be issued pursuant to the Registration Statement. By so consenting, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       MUNSCH HARDT KOPF
                                       HARR & DINAN, P.C.


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                                      EXHIBIT A



1. Articles of Incorporation of the Company, as amended, as certified by the Secretary of State of Texas on July 3, 1998.

2.   Bylaws of the Company.

3. Certificate of Existence for the Company issued by the Secretary of State of Texas on July 3, 1998.

4. Certificate of Good Standing for the Company issued by the Texas Comptroller's Office on July 6, 1998.

5. Telephone confirmation by the Secretary of State of Texas on the date hereof that the Company is validly existing under the laws of the State of Texas and telephone confirmation by the Texas Comptroller's Office on the date hereof that the Company is in good standing.

6. Officers' Certificate of the Company in support of this opinion executed by duly authorized officers of the Company, dated as of the date hereof, certifying that the matters set forth therein are true and correct.

7. The Registration Statement together with all appendices and exhibits thereto.